American Funds Mortgage Fund
February 28, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$1,445
Class B*	$-
Class C	$64
Class F-1	$133
Class F-2	$440
Class F-3*	$-
Total	$2,082
Class 529-A	$114
Class 529-B*	$-
Class 529-C	$15
Class 529-E	$7
Class 529-F-1	$48
Class R-1	$4
Class R-2	$8
Class R-2E*	$-
Class R-3	$51
Class R-4	$18
Class R-5	$4
Class R-5E*	$-
Class R-6	$19,705
Total	$19,974
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0646
Class B	$0.0258
Class C	$0.0252
Class F-1	$0.0635
Class F-2	$0.0777
Class F-3	$0.0153
Class 529-A	$0.0622
Class 529-B	$0.0248
Class 529-C	$0.0222
Class 529-E	$0.0500
Class 529-F-1	$0.0727
Class R-1	$0.0247
Class R-2	$0.0252
Class R-2E	$0.0518
Class R-3	$0.0467
Class R-4	$0.0645
Class R-5E	$0.0743
Class R-5	$0.0800
Class R-6	$0.0837
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	21,375
Class B	6
Class C	2,469
Class F-1	1,623
Class F-2	4,139
Class F-3	3
Total	29,615
Class 529-A	1,852
Class 529-B	1
Class 529-C	629
Class 529-E	143
Class 529-F-1	708
Class R-1	337
Class R-2	304
Class R-2E	9
Class R-3	2,229
Class R-4	239
Class R-5	55
Class R-5E	1
Class R-6	262,099
Total	268,606
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.10
Class B	$10.06
Class C	$10.06
Class F-1	$10.10
Class F-2	$10.10
Class F-3	$10.10
Class 529-A	$10.09
Class 529-B	$10.05
Class 529-C	$10.05
Class 529-E	$10.09
Class 529-F-1	$10.10
Class R-1	$10.07
Class R-2	$10.05
Class R-2E	$10.08
Class R-3	$10.09
Class R-4	$10.10
Class R-5E	$10.10
Class R-5	$10.10
Class R-6	$10.10
* Amount less than one thousand